Exhibit 99.1

Mallinckrodt plc Reports Fourth Quarter and Fiscal 2022 Financial Results and Provides 2023 Guidance

Made Solid Progress on Launch of Terlivaz® with Significant Medical Community Interest

Appointed Chief Scientific Officer with Proven Record of Executing Clinical Programs and Advancing Product Development Pipelines

Increased Cash on Hand to $409.5 Million, Underscoring Commitment to Strengthening Balance Sheet and Disciplined Approach to Cost Management

Fiscal 2023 Guidance for Adjusted EBITDA is $510 Million to $560 Million

Conference Call and Webcast Today at 8:30 a.m. ET

DUBLIN, February 28, 2023 – Mallinckrodt plc (NYSE American: MNK) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported results for the fourth quarter ended December 30, 2022.

“We are pleased with our performance this quarter as we continued the steady execution of our strategic priorities,” said Siggi Olafsson, President and Chief Executive Officer. “We finished 2022 by exceeding our EBITDA guidance and achieving the high end of our net sales guidance for the year. We also increased cash on hand, reflecting our ongoing efforts to strengthen the balance sheet and optimize our cost structure. Rounding out our executive team, we welcomed Chief Scientific Officer Dr. Peter Richardson, who will play a critical role in leading our portfolio and pipeline expansion efforts and bringing value-enhancing therapies to market.”

Mr. Olafsson continued, “Looking ahead, 2023 is an important year for Mallinckrodt. We have some meaningful opportunities in the business, namely the ongoing launches of Terlivaz (terlipressin) and StrataGraft® (allogeneic cultured keratinocytes and dermal fibroblasts in murine collagen – dsat) and bringing INOmax Evolve™ to the market if approved. We are encouraged by the momentum in our launch of Terlivaz, and we will continue to focus on returning Therakos® to growth and building on strong performance in our Specialty Generics segment. We are also prepared to navigate a number of challenges, including the loss of royalty revenue from Amitiza® (lubiprostone) and Acthar® Gel (Repository Corticotropin Injection) competition. In all, we believe Mallinckrodt is well-positioned to stabilize the business in the near term and achieve sustainable growth in the long term. We have made solid progress on our key initiatives and remain committed to advancing our business strategy while improving outcomes for patients with severe and critical conditions.”

Fourth Quarter 2022 Financial Results1

Mallinckrodt’s net sales in the fourth quarter 2022 were $489.3 million, as compared to $597.2 million in the fourth quarter 2021. This reflects a decrease of 18.1% on a reported basis and 17.6% on a constant currency basis. These year-over-year comparisons were negatively impacted from an additional selling week in the comparable period in 2021. The Company believes this negatively affected the reported growth rate by approximately 6 to 9 percentage points for the quarter.

The Company’s Specialty Brands segment reported net sales of $320.7 million, as compared to $397.4 million. This reflects a decrease of 19.3% on a reported basis and 18.6% on a constant currency basis, primarily due to the extra selling week in the comparable period in 2021; the impact of competition; reduced utilization of certain products due to the continued impact of the pandemic; and continued scrutiny on overall specialty pharmaceutical spending.
1 The Company's quarterly comparisons are to a Successor period (three months ended December 30, 2022) and a Predecessor period (three months ended December 31, 2021). As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022.

Mallinckrodt’s Specialty Generics segment reported net sales of $168.6 million, as compared to $199.8 million. This reflects a decrease of 15.6% on a reported basis and 15.5% on a constant currency basis, primarily due to the extra selling week in the comparable period in 2021 and a decline in acetaminophen (APAP) product sales due to the planned manufacturing shutdown, partially offset by growth in finished dosage products.

The Company recorded a net loss for the fourth quarter of $249.5 million, as compared to a net loss of $204.0 million. Diluted loss per share for the fourth quarter was $18.94 with adjusted diluted earnings per share of $4.07.

Mallinckrodt’s Adjusted EBITDA in the fourth quarter was $175.5 million, as compared to $231.7 million. This decrease is primarily due to lower net sales and growth in investments associated with the launches of Terlivaz and StrataGraft, partially offset by the impact from cost structure improvements in both selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as a result of the Company’s initiatives to improve its overall cost structure and favorable impact from foreign currency.

Mallinckrodt’s cash balance at the end of the fourth quarter was $409.5 million. The Company continues to maintain an undrawn accounts receivable financing facility up to $200 million, ending the quarter with approximately $610 million in liquidity.

Total principal debt outstanding at the end of the fourth quarter was $3.534 billion, with net debt of $3.125 billion.
Mallinckrodt repurchased $47.7 million amount of its second lien notes due 2025 and 2029 at a discount of $21.4 million during the year.

Fiscal Year 2022 Financial Results2

Mallinckrodt net sales for the 2022 fiscal year includes $874.6 million in the Predecessor period and $1.040 billion in the Successor period for total net sales in the year of $1.914 billion as compared to $2.209 billion in fiscal 2021, with the annual decline driven by similar activities noted in the quarterly comparisons, including the impact of the extra selling week in the fiscal year 2021. The total net sales for the 2022 fiscal year includes net sales from the Specialty Brands segment of $1.270 billion and Specialty Generics segment of $644.8 million.

The Company reported net loss in the Predecessor period of $313.1 million and a net loss in the Successor period of $598.1 million for an aggregate net loss of $911.2 million for the 2022 fiscal year.

Mallinckrodt’s Adjusted EBITDA for the 2022 fiscal year was $674.9 million.

2023 Financial Guidance3

For the full-year 2023, Mallinckrodt expects:

2023 Guidance
Total net sales	$1.700 billion to $1.820 billion
Adjusted EBITDA	$510 million to $560 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. Please see the "Reconciliation of Non-GAAP Financial Guidance" included in this release for a reconciliation of GAAP and non-GAAP financial measures for the fourth quarter and year to date.
2 As a result of emerging from Chapter 11, the Company’s fiscal year 2022 consists of the Successor period (June 17, 2022 through December 30, 2022) and the Predecessor period (January 1, 2022 through, and including, June 16, 2022).
3 2023 Adjusted EBITDA guidance excludes potential fair value adjustments related to liability-based compensation awards, which is a long-term incentive provided to employees that the Company will settle in cash or stock, depending on the availability of shares at vesting.

Conference Call and Webcast

Mallinckrodt will hold a conference call today, February 28, 2023 at 8:30 a.m. Eastern Time to discuss its financial results and performance for the fourth quarter and fiscal 2022. The live call and subsequent replay can be accessed as follows:

■Live Call Participant Registration (including dial-in): https://register.vevent.com/register/BI6e1a95af3f634687b3c55b1ae6b4ffd8
■Directly via the webcast link (live and replay): https://edge.media-server.com/mmc/p/mfaw2pmz
■At the Company’s website: https://ir.mallinckrodt.com/

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission ("SEC") disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth (loss) on a constant-currency basis, and net debt, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start related expenses; and other items identified by the Company.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization and non-restructuring impairment charges; restructuring and related charges, net; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; separation costs; gains on debt extinguishment, net; acquisition and fresh-start related expenses; unrealized gain or loss on equity investments; reorganization items, net; tax effects of the aforementioned adjustments, changes in uncertain tax positions, as well as tax impacts from certain transactions, such as acquisitions or legal entity or asset reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt as of December 30, 2022 represents the total principal debt outstanding of $3.534 billion, less cash of $409.5 million, each as prepared in accordance with GAAP.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results for the year-to-date period ending December 30, 2022 include Successor and Predecessor periods. The Successor period runs from June 17, 2022 through December 30, 2022, while the Predecessor period includes January 1, 2022 through, and including, June 16, 2022. As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt’s results of operations as reported in its consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The presentation of the combined financial information of the Predecessor and Successor periods for the fiscal year ended December 30, 2022 is not in accordance with GAAP. However, the Company believes that the combined financial information is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends. Accordingly, in addition to presenting results of operations as reported in consolidated financial statements in accordance with GAAP, certain tables and discussion included within this release also present the combined results for fiscal year ended December 30, 2022.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the bankruptcy court, changes in Mallinckrodt's business strategy that may be implemented by its board of directors, the listing of Mallinckrodt's ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt's ordinary shares and fluctuations in market price and trading volume, Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended, Mallinckrodt's repurchases of debt securities, the effects of the emergence from bankruptcy on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the global settlement to resolve all opioid-related claims; the settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence from bankruptcy; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from bankruptcy plan was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022, which the Company expects to file in the coming days with the SEC and will be available on Mallinckrodt's website at http://www.mallinckrodt.com and http://www.sec.gov. The Form 10-K will identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel Speciale
Global Corporate Controller and Chief Investor Relations Officer
314-654-3638
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023.

Exhibit 99.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Three Months Ended December 30, 2022 (1)	Percent of Net sales	Three Months Ended December 31, 2021 (1)	Percent of Net sales
Net sales	$489.3	100.0%	$597.2	100.0%
Cost of sales	438.9	89.7	358.7	60.1
Gross profit	50.4	10.3	238.5	39.9
Selling, general and administrative expenses	130.6	26.7	173.5	29.1
Research and development expenses	29.7	6.1	38.9	6.5
Restructuring charges, net	7.8	1.6	9.4	1.6
Non-restructuring impairment charges	—	—	90.4	15.1
Operating loss	(117.7)	(24.1)	(73.7)	(12.3)
Interest expense	(155.2)	(31.7)	(61.9)	(10.4)
Interest income	2.5	0.5	—	—
Other income, net	9.2	1.9	6.1	1.0
Reorganization items, net	(5.5)	(1.1)	(99.0)	(16.6)
Loss from continuing operations before income taxes	(266.7)	(54.5)	(228.5)	(38.3)
Income tax benefit	(17.4)	(3.6)	(24.4)	(4.1)
Loss from continuing operations	(249.3)	(51.0)	(204.1)	(34.2)
(Loss) income from discontinued operations, net of income taxes	(0.2)	—	0.1	—
Net loss	$(249.5)	(51.0)%	$(204.0)	(34.2)%

Basic loss per share:
Loss from continuing operations	$(18.93)		$(2.41)
(Loss) income from discontinued operations	(0.02)		—
Net loss	$(18.94)		$(2.41)
Diluted loss per share:
Loss from continuing operations	$(18.93)		$(2.41)
(Loss) income from discontinued operations	(0.02)		—
Net loss	$(18.94)		$(2.41)
Weighted-average number of shares outstanding
Basic weighted-average shares outstanding	13.2		84.7
Diluted weighted-average shares outstanding	13.2		84.7
(1)The Company reports its results based on a "52-53 week" year ending on the last Friday of December. The three months ended December 30, 2022 (Successor) refers to the thirteen week period ended December 30, 2022 (Successor) and the three months ended December 31, 2021 (Predecessor) refers to the fourteen week period ended December 31, 2021 (Predecessor).

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 30, 2022	Three Months Ended December 31, 2021
Net loss	$(249.5)	$(204.0)
Adjustments:
Interest expense, net	152.7	61.9
Income tax benefit	(17.4)	(24.4)
Depreciation (1)	14.0	24.4
Amortization	136.6	145.3
Restructuring charges, net	7.8	9.4
Non-restructuring impairment charge	—	90.4
Loss (income) from discontinued operations	0.2	(0.1)
Change in contingent consideration fair value	1.3	0.2
Significant legal and environmental charges (2)	—	34.3
Separation costs (3)	5.1	0.2
Unrealized (gain) loss on equity investment	(8.3)	0.1
Reorganization items, net	5.5	99.0
Share-based compensation	0.9	1.8
Japanese consumption tax credit	—	(6.8)
Gain on debt extinguishment at par	(17.5)	—
Fresh-start impact on debt extinguishment	18.3	—
Bad debt expense - customer bankruptcy	0.6	—
Fresh-start inventory-related expense (4)	125.2	—
As adjusted:	$175.5	$231.7
(1)Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and selling general and administrative ("SG&A"), respectively, related to restructuring charges incurred during the three months ended December 30, 2022 (Successor) and $0.1 million of accelerated depreciation in SG&A related to restructuring charges incurred during the three months ended December 31, 2021 (Predecessor).
(2)Represents an increase in environmental liabilities during the three months ended December 31, 2021 (Predecessor).
(3)Represents costs included in SG&A expenses, primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence coupled with the severance of certain former executives of the Predecessor during the three months ended December 30, 2022 (Successor).
(4)Includes $115.5 million and $9.7 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the three months ended December 30, 2022 (Successor).

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Successor
	Three Months Ended December 30, 2022
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share
Net loss	$50.4	$130.6	$(249.5)	$(18.94)
Adjustments:
Intangible asset amortization	136.6	—	136.6	10.37
Restructuring and related charges, net	0.8	(0.2)	8.8	0.67
Loss from discontinued operations	—	—	0.2	0.02
Change in contingent consideration fair value	—	(1.3)	1.3	0.10
Separation costs (1)	—	(5.1)	5.1	0.39
Unrealized gain on equity investment	—	—	(8.3)	(0.63)
Reorganization items, net	—	—	5.5	0.42
Gain on debt extinguishment at par	—	—	(17.5)	(1.33)
Fresh-start impact on debt extinguishment	—	—	18.3	1.39
Bad debt expense - customer bankruptcy	—	(0.6)	0.6	0.05
Fresh-start inventory-related expense (2)	125.2	—	125.2	9.51
Non-cash interest expense - accretion	—	—	66.9	5.08
Income taxes (3)	—	—	(39.6)	(3.01)
As adjusted:	$313.0	$123.4	$53.6	$4.07

Percent of net sales	64.0%	25.2%	11.0%
(1)Represents costs included in SG&A expenses, primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence coupled with the severance of certain former executives of the Predecessor during the three months ended December 30, 2022 (Successor).
(2)Includes $115.5 million and $9.7 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively.
(3)Includes tax effects of above adjustments (unless otherwise separately stated), changes in uncertain tax positions and tax impacts from certain transactions, such as legal entity or asset reorganizations.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Three Months Ended December 30, 2022	Three Months Ended December 31, 2021
Specialty Brands (1)	$65.6	$224.2
Specialty Generics (2)	5.1	34.1
Segment operating income	70.7	258.3
Unallocated amounts:
Corporate and unallocated expenses (3)	(23.4)	(60.5)
Depreciation and amortization	(150.6)	(169.7)
Share-based compensation	(0.9)	(1.8)
Restructuring charges, net	(7.8)	(9.4)
Non-restructuring impairment charges	—	(90.4)
Separation costs (4)	(5.1)	(0.2)
Bad debt expense - customer bankruptcy	(0.6)	—
Operating loss	$(117.7)	$(73.7)
(1)Includes $105.1 million of inventory fair-value step-up expense during the three months ended December 30, 2022 (Successor).
(2)Includes $10.4 million of inventory fair-value step-up expense and $9.7 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate, respectively, during the three months ended December 30, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs included in SG&A expenses, primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence coupled with the severance of certain former executives of the Predecessor during the three months ended December 30, 2022 (Successor).

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended December 30, 2022	Three Months Ended December 31, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$320.7	$397.4	(19.3)%	(0.7)%	(18.6)%
Specialty Generics	168.6	199.8	(15.6)	(0.1)	(15.5)
Net sales	$489.3	$597.2	(18.1)%	(0.5)%	(17.6)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Measure
	Three Months Ended December 30, 2022	Three Months Ended December 31, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$140.9	$169.7	(17.0)%	—	(17.0)%
INOmax	79.7	110.2	(27.7)	(0.1)	(27.6)
Ofirmev	(0.1)	4.9	(102.0)	—	(102.0)
Therakos	62.3	68.7	(9.3)	(2.9)	(6.4)
Amitiza	34.2	41.1	(16.8)	(0.2)	(16.6)
Other	3.7	2.8	32.1	(16.0)	48.1
Specialty Brands	320.7	397.4	(19.3)	(0.7)	(18.6)

Specialty Generics
Opioids	62.7	58.2	7.7	—	7.7
ADHD	15.0	12.6	19.0	—	19.0
Addiction treatment	15.9	20.6	(22.8)	(0.5)	(22.3)
Other	3.8	3.6	5.6	—	5.6
Generics	97.4	95.0	2.5	(0.1)	2.6
Controlled substances	25.6	31.0	(17.4)	—	(17.4)
APAP	42.2	69.1	(38.9)	—	(38.9)
Other	3.4	4.7	(27.7)	—	(27.7)
API	71.2	104.8	(32.1)	—	(32.1)
Specialty Generics	168.6	199.8	(15.6)	(0.1)	(15.5)
Net sales	$489.3	$597.2	(18.1)%	(0.5)	(17.6)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor		Predecessor
	Period from June 17, 2022 through December 30, 2022		Period from January 1, 2022 through June 16, 2022		Fiscal Year Ended December 31, 2021 (1)
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$1,039.7	100.0%	$874.6	100.0%	$2,208.8	100.0%
Cost of sales	991.0	95.3	582.0	66.5	1,317.1	59.6
Gross profit	48.7	4.7	292.6	33.5	891.7	40.4
Selling, general and administrative expenses	290.1	27.9	275.3	31.5	581.8	26.3
Research and development expenses	64.2	6.2	65.5	7.5	205.2	9.3
Restructuring charges, net	11.1	1.1	9.6	1.1	26.9	1.2
Non-restructuring impairment charges	—	—	—	—	154.9	7.0
Losses on divestiture	—	—	—	—	0.8	—
Opioid-related litigation settlement loss	—	—	—	—	125.0	5.7
Operating loss	(316.7)	(30.5)	(57.8)	(6.6)	(202.9)	(9.2)
Interest expense	(324.3)	(31.2)	(108.6)	(12.4)	(222.6)	(10.1)
Interest income	3.9	0.4	0.6	0.1	1.9	0.1
Other income (expense), net	10.0	1.0	(14.6)	(1.7)	22.0	1.0
Reorganization items, net	(23.2)	(2.2)	(630.9)	(72.1)	(428.2)	(19.4)
Loss from continuing operations before income taxes	(650.3)	(62.5)	(811.3)	(92.8)	(829.8)	(37.6)
Income tax benefit	(52.0)	(5.0)	(497.3)	(56.9)	(106.3)	(4.8)
Loss from continuing operations	(598.3)	(57.5)	(314.0)	(35.9)	(723.5)	(32.8)
Income from discontinued operations, net of income taxes	0.2	—	0.9	0.1	6.1	0.3
Net loss	$(598.1)	(57.5)%	$(313.1)	(35.8)%	$(717.4)	(32.5)%

Basic loss per share:
Loss from continuing operations	$(45.43)		$(3.70)		$(8.54)
Income from discontinued operations	0.02		0.01		0.07
Net loss	$(45.41)		$(3.69)		$(8.47)
Diluted loss per share:
Loss from continuing operations	$(45.43)		$(3.70)		$(8.54)
Income from discontinued operations	0.02		0.01		0.07
Net loss	$(45.41)		$(3.69)		$(8.47)
Weighted-average number of shares outstanding:
Basic	13.2		84.8		84.7
Diluted	13.2		84.8		84.7
(1)The Company reports its results based on a "52-53 week" year ending on the last Friday of December. The period June 17, 2022 through December 30, 2022 reflects the Successor period, while the period January 1, 2022 through, and including, June 16, 2022 reflects the Predecessor period. Fiscal year ended December 31, 2021 (Predecessor) ("fiscal 2021") consisted of 53 weeks, while the combined periods of January 1, 2022 through June 16, 2022 and June 17, 2022 through December 30, 2022 ("fiscal 2022") and fiscal year ended December 25, 2020 (Predecessor) ("fiscal 2020") consisted of 52 weeks.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Combined	Predecessor
	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022	Fiscal Year Ended December 30, 2022	Fiscal Year Ended December 31, 2021
Net loss	$(598.1)	$(313.1)	$(911.2)	$(717.4)
Adjustments:
Interest expense, net	320.4	108.0	428.4	220.7
Income tax benefit	(52.0)	(497.3)	(549.3)	(106.3)
Depreciation	28.8	40.0	68.8	94.7
Amortization	318.7	281.8	600.5	581.1
Restructuring charges, net (1)	11.1	9.6	20.7	26.9
Non-restructuring impairment charges	—	—	—	154.9
Income from discontinued operations	(0.2)	(0.9)	(1.1)	(6.1)
Change in contingent consideration fair value	0.5	—	0.5	(7.4)
Significant legal and environmental charges (2)	—	11.1	11.1	159.3
Losses on divestiture	—	—	—	0.8
Separation costs (3)	21.2	9.0	30.2	1.2
Unrealized (gain) loss on equity investments	(9.2)	22.2	13.0	(4.7)
Reorganization items, net	23.2	630.9	654.1	428.2
Share-based compensation	1.4	1.7	3.1	10.2
Japanese consumption tax credit	—	—	—	(6.8)
Gain on debt extinguishment at par	(21.4)	—	(21.4)	—
Fresh-start impact on debt extinguishment	22.4	—	22.4	—
Bad debt expense - customer bankruptcy	6.4	—	6.4	—
Fresh-start inventory-related expense (4)	298.7	—	298.7	—
As adjusted:	$371.9	$303.0	$674.9	$829.3

(1)Includes $0.8 million and $0.2 million of accelerated depreciation in cost of sales and SG&A, respectively, related to restructuring charges incurred during the period from June 17, 2022 through December 30, 2022 (Successor) and $2.1 million of accelerated depreciation in SG&A related to restructuring charges incurred during the twelve months ended December 31, 2021 (Predecessor).
(2)Fiscal 2021 (Predecessor) includes a $125.0 million charge related to the opioid-related litigation settlement liability and a $34.3 million increase in environmental liabilities.
(3)Non-GAAP combined fiscal year ended December 30, 2022 represents costs included in SG&A expenses, primarily related to expenses incurred related to severance for the former Chief Executive Officer ("CEO") and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence.
(4)Includes $268.7 million and $30.0 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate, respectively, during the period from June 17, 2022 through December 30, 2022 (Successor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022	Fiscal Year Ended December 31, 2021
Specialty Brands (1)	$113.8	$267.2	$812.8
Specialty Generics (2)	(3.6)	65.3	107.9
Segment operating income	110.2	332.5	920.7
Unallocated amounts:
Corporate and unallocated expenses (3)	(39.3)	(48.2)	(129.6)
Depreciation and amortization	(347.5)	(321.8)	(675.8)
Share-based compensation	(1.4)	(1.7)	(10.2)
Restructuring charges, net	(11.1)	(9.6)	(26.9)
Non-restructuring impairment charges	—	—	(154.9)
Separation costs (4)	(21.2)	(9.0)	(1.2)
Opioid-related litigation settlement loss	—	—	(125.0)
Bad debt expense - customer bankruptcy	(6.4)	—	—
Operating loss	$(316.7)	$(57.8)	$(202.9)
(1)Includes $241.7 million of inventory fair-value step-up expense during the period from June 17, 2022 through December 30, 2022 (Successor).
(2)Includes $30.0 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate and $27.0 million of inventory fair-value step-up expense during the period from June 17, 2022 through December 30, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs included in SG&A, primarily related to expenses incurred related to severance for the former CEO and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022	Fiscal Year Ended December 31, 2021
Specialty Brands	$682.4	$587.1	$1,547.0
Specialty Generics	357.3	287.5	661.8
Net sales	$1,039.7	$874.6	$2,208.8

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measure
	Fiscal Year Ended December 30, 2022	Fiscal Year Ended December 31, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,269.5	$1,547.0	(17.9)%	(0.6)%	(17.3)%
Specialty Generics	644.8	661.8	(2.6)	—	(2.6)
Net sales	$1,914.3	$2,208.8	(13.3)%	(0.4)%	(12.9)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022	Fiscal Year Ended December 31, 2021
Specialty Brands
Acthar	$294.1	$221.9	$593.6
INOmax	173.9	165.8	448.5
Ofirmev	(0.3)	2.5	28.9
Therakos	130.5	109.6	266.5
Amitiza	77.1	81.5	196.9
Other	7.1	5.8	12.6
Specialty Brands	682.4	587.1	1,547.0

Specialty Generics
Opioids	117.9	88.8	213.2
ADHD	28.4	17.5	37.4
Addiction treatment	35.0	30.0	68.3
Other	6.8	4.9	12.0
Generics	188.1	141.2	330.9
Controlled substances	47.0	37.6	93.4
APAP	111.4	96.5	215.9
Other	10.8	12.2	21.6
API	169.2	146.3	330.9
Specialty Generics	357.3	287.5	661.8
Net sales	$1,039.7	$874.6	$2,208.8

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Non-GAAP Combined	Predecessor	Non-GAAP Measures
	Fiscal Year Ended December 30, 2022	Fiscal Year Ended December 31, 2021	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$516.0	$593.6	(13.1)%	—%	(13.1)%
INOmax	339.7	448.5	(24.3)	(0.1)	(24.2)
Ofirmev	2.2	28.9	(92.4)	—	(92.4)
Therakos	240.1	266.5	(9.9)	(3.0)	(6.9)
Amitiza	158.6	196.9	(19.5)	(0.1)	(19.4)
Other	12.9	12.6	2.4	(7.6)	10.0
Specialty Brands	1,269.5	1,547.0	(17.9)	(0.6)	(17.3)

Specialty Generics
Opioids	206.7	213.2	(3.0)	—	(3.0)
ADHD	45.9	37.4	22.7	—	22.7
Addiction treatment	65.0	68.3	(4.8)	(0.5)	(4.3)
Other	11.7	12.0	(2.5)	—	(2.5)
Generics	329.3	330.9	(0.5)	(0.1)	(0.4)
Controlled substances	84.6	93.4	(9.4)	—	(9.4)
APAP	207.9	215.9	(3.7)	—	(3.7)
Other	23.0	21.6	6.5	—	6.5
API	315.5	330.9	(4.7)	—	(4.7)
Specialty Generics	644.8	661.8	(2.6)	—	(2.6)
Net sales	$1,914.3	$2,208.8	(13.3)%	(0.4)%	(12.9)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor	Predecessor
	December 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$409.5	$1,345.0
Accounts receivable, net	405.3	439.1
Inventories	947.6	347.2
Prepaid expenses and other current assets	273.4	178.3
Total current assets	2,035.8	2,309.6
Property, plant and equipment, net	457.6	776.0
Intangible assets, net	2,843.8	5,448.4
Deferred income taxes	475.5	—
Other assets	201.1	382.3
Total Assets	$6,013.8	$8,916.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$44.1	$1,388.9
Accounts payable	114.0	123.0
Accrued payroll and payroll-related costs	49.5	84.6
Accrued interest	29.0	17.0
Acthar-Gel Related Litigation Settlement liability	16.5	—
Opioid-Related Litigation Settlement liability	200.0	—
Accrued and other current liabilities	290.7	328.7
Total current liabilities	743.8	1,942.2
Long-term debt	3,027.7	—
Acthar Gel-Related Settlement liability	75.0	—
Opioid-Related Litigation Settlement liability	379.9	—
Pension and postretirement benefits	41.0	30.1
Environmental liabilities	35.8	43.0
Deferred income taxes	0.3	20.9
Other income tax liabilities	18.2	83.2
Other liabilities	78.4	85.8
Liabilities subject to compromise	—	6,397.7
Total Liabilities	4,400.1	8,602.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	0.1	18.9
Ordinary shares held in treasury at cost	—	(1,616.1)
Additional paid-in capital	2,191.0	5,597.8
Retained deficit	(588.2)	(3,678.9)
Accumulated other comprehensive income (loss)	10.8	(8.3)
Total Shareholders' Equity	1,613.7	313.4
Total Liabilities and Shareholders' Equity	$6,013.8	$8,916.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor	Predecessor
	Period from June 17, 2022 through December 30, 2022	Period from January 1, 2022 through June 16, 2022	Fiscal Year Ended December 31, 2021
Cash Flows From Operating Activities:
Net loss	$(598.1)	$(313.1)	$(717.4)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	347.5	321.8	675.8
Share-based compensation	1.4	1.7	10.2
Deferred income taxes	(24.9)	(473.0)	(59.9)
Non-cash impairment charges	—	—	154.9
Losses on divestiture	—	—	0.8
Reorganization items, net	—	425.4	22.5
Non-cash accretion expense	139.2	—	—
Other non-cash items	16.8	35.3	(1.6)
Changes in assets and liabilities:
Accounts receivable, net	(18.1)	49.8	98.2
Inventories	267.9	(33.2)	(14.0)
Accounts payable	8.1	(3.6)	(1.1)
Accrued consulting	(90.7)	0.1	14.3
Income taxes	(30.1)	(26.9)	108.5
Opioid-related litigation settlement liability	—	—	125.0
Medicaid lawsuit	—	—	(4.2)
Payment of claims	—	(629.0)	—
Other	28.1	2.4	43.4
Net cash from operating activities	47.1	(642.3)	455.4
Cash Flows From Investing Activities:
Capital expenditures	(28.8)	(33.4)	(55.3)
Proceeds related to divestiture, net of cash	70.0	—	15.7
Other	(13.7)	0.4	1.8
Net cash from investing activities	27.5	(33.0)	(37.8)
Cash Flows From Financing Activities:
Issuance of external debt	—	650.0	—
Repayment of external debt	(50.1)	(904.6)	(137.5)
Debt financing costs	—	(24.1)	—
Other	(4.0)	—	—
Net cash from financing activities	(54.1)	(278.7)	(137.5)
Effect of currency rate changes on cash	(1.1)	(3.9)	(1.9)
Net change in cash, cash equivalents and restricted cash	19.4	(957.9)	278.2
Cash, cash equivalents and restricted cash at beginning of period	447.3	1,405.2	1,127.0
Cash, cash equivalents and restricted cash at end of period	$466.7	$447.3	$1,405.2

Cash and cash equivalents at end of period	$409.5	$297.9	$1,345.0
Restricted cash included in prepaid expenses and other assets at end of period	20.6	113.0	24.0
Restricted cash included in other long-term assets at end of period	36.6	36.4	36.2
Cash, cash equivalents and restricted cash at end of period	$466.7	$447.3	$1,405.2